PROXY                                                               EXHIBIT 99.3

                         AMERISOURCE HEALTH CORPORATION

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  ______, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of AMERISOURCE HEALTH CORPORATION, a Delaware corporation, does hereby acknowledge receipt of the Notice and the joint proxy statement-prospectus dated _________, 2001 in connection with the Special Meeting of Shareholders to be held at ____ a.m. local time on _________, 2001 at _________________, and appoint R. David Yost and William D. Sprague, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Class A Common Stock of AMERISOURCE HEALTH CORPORATION which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders, and at any and all adjournments and postponements thereof. Without limiting the general authorization given, the proxies are, and each of them is, instructed to vote or act as follows:

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 ON THE REVERSE SIDE. IN THEIR DISCRETION AND PURSUANT TO
ITEM 3, THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR AT ANY ADJOURNMENTS THEREOF.

If you do not sign and return this proxy card, vote by telephone, or attend the meeting and vote by ballot, your failure to respond will have the same effect as voting against Items 1 and 2. If you return this proxy card and abstain from voting, your abstention will have the same effect as voting against Items 1 and
2. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

       CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE

 ................................................................................
                            - FOLD AND DETACH HERE -

                                                               PLEASE MARK
                                                               YOUR VOTE AS
                                                               INDICATED IN
                                                               THIS EXAMPLE  /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


ITEM 1.    APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.
Proposal by the Board of Directors to approve and adopt the Agreement and Plan of Merger, dated as of March 16, 2001, among AmeriSource Health Corporation, Bergen Brunswig Corporation, AABB Corporation (now known as AmeriSource-Bergen Corporation), A-Sub Acquisition Corp. and B-Sub Acquisition Corp. pursuant to which AmeriSource Health Corporation and Bergen Brunswig Corporation will each become a wholly owned subsidiary of AmeriSource-Bergen Corporation. In the merger, one share of AmeriSource Health Corporation common stock will be automatically converted into one share of AmeriSource-Bergen Corporation common stock and one share of Bergen Brunswig Corporation common stock will be automatically converted into .37 shares of AmeriSource-Bergen Corporation common stock. Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.


              FOR / /   AGAINST / /    ABSTAIN / /

ITEM 2.   ADJOURNMENT.
Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Item 1.

              FOR / /   AGAINST / /    ABSTAIN / /

ITEM 3.   OTHER MATTERS.
In their discretion, the proxies are authorized to vote upon any other matters as may properly come before the Special Meeting or at any adjournments thereof.


                            _ _ _ _
                                   | THIS PROXY WILL BE VOTED IN THE MANNER
                                   | DIRECTED HEREIN BY THE UNDERSIGNED
                                   | SHAREHOLDER. IF NO DIRECTION IS INDICATED,
                                   | THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2
                                   | AND WILL GRANT DISCRETIONARY AUTHORITY
                                   | PURSUANT TO ITEM 3.


                                        MARK HERE FOR ADDRESS
                                        CHANGE AND NOTE AT RIGHT  / /


Signature(s)                                                    Date
      ---------------------------------------------------            -----------
Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                               VOTE BY TELEPHONE
                      IT'S FAST, CONVENIENT AND IMMEDIATE!
              Call Toll-Free on a Touch-Tone Phone 1-800-840-1208

Follow these four easy steps:

1. Read the accompanying joint proxy statement-prospectus and proxy card.
2. For shareholders residing in the United States, Mexico or Canada, call the toll-free number 1-800-840-1208.
3. Enter your Voter Control Number. Your Voter Control Number is [         ].
4. Follow the recorded instructions.

Under Delaware law, your telephone vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card. Therefore, if you vote by telephone please DO NOT return your proxy card.

                                        YOUR VOTE IS IMPORTANT!
                                        THANK YOU FOR VOTING.